Exhibit 2.1

                             SUBSCRIPTION AGREEMENT
                                 (Common Stock)

Dear Subscriber:

     You (the "Subscriber") hereby agree to purchase, and Fantasy Sportsnet, Inc., a New York corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, the number of shares of Common Stock, $.001 par value (the "Company Shares") as set forth on the signature page hereof for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). (The Company Shares are sometimes referred to herein as the "Shares" or "Common Stock" or "Securities). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Company Shares against payment, by federal funds (U.S.) wire transfer of the Purchase Price.

     The following terms and conditions shall apply to this subscription.

     1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

     (a) Information on Company. The Subscriber has been furnished with and has read the Company's Summarized Business Plan including the section "Risk Factors" (hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

     (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States privately-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Subscriber is not a United States citizen or resident. No offer to purchase the Securities has been made to the Subscriber in the United States.

     (c) Purchase of Company Shares. On the Closing Date, the Subscriber will purchase the Company Shares for its own account and not with a view to any distribution thereof.

     (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

     (e) Company Shares Legend. The Company Shares shall bear the following legend:

                 "THE   SHARES    REPRESENTED   BY   THIS
                 CERTIFICATE  HAVE  NOT  BEEN  REGISTERED
                 UNDER  THE  SECURITIES  ACT OF 1933,  AS
                 AMENDED.  THESE  SHARES MAY NOT BE SOLD,
                 OFFERED    FOR    SALE,    PLEDGED    OR
                 HYPOTHECATED   IN  THE   ABSENCE  OF  AN
                 EFFECTIVE  REGISTRATION  STATEMENT OR AN
                 OPINION    OF     COUNSEL     REASONABLY
                 SATISFACTORY TO FANTASY SPORTSNET,  INC.
                 THAT SUCH REGISTRATION IS NOT REQUIRED."

     (f) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

     (g) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date and Put Closing Date (as hereinafter defined), shall be true and correct as of such Closing Date and Put Closing Date. The foregoing representations and warranties shall survive the Closing Date and Put Closing Date.

     2. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

     (a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign


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

corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

     (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and non-assessable.

     (c) Authority; Enforceability. This Agreement and each other agreement entered into in connection herewith has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and such other agreements, and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

     (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

     (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder, which consent will have been obtained at or before Closing, if required.

     (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

     (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to


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

constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

     (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

     (g) The Securities. The Securities upon issuance:

     (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

     (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, the Securities will be duly and validly issued, fully paid and nonassessable;

     (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

     (iv) will not subject the holders thereof to personal liability by reason of being such holders; and

     (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.

     (i) Information Concerning Company. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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

     (j) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority material to its business.

     (k) Use of Proceeds. The proceeds of the Subscriber funds to be released to the Company will be used for working capital and for expenses of this offering and as described in the Reports.

     (l) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

     (m) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscriber prior to the Closing Date and Put Closing Date, shall be true and correct in all material respects as of such Closing Date and Put Closing Date. The foregoing representations and warranties shall survive the Closing Date and Put Closing Date.

     3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder.

     4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legend set forth in Section 1(e) above upon resale subject to an effective registration statement after the Securities are registered under the Act.

     5. No Regulatory Review. The Subscriber is aware that this Subscription Agreement relates to a limited private offering and that no federal, state or other agency has made any finding or determination as to the fairness of the investment described in this Subscription Agreement nor made any recommendation or endorsement of the investment.


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

     6. Legal Fees/Commissions. The Company shall pay to counsel to the Subscriber its fee of $15,000 for services rendered to the Subscriber in reviewing this Agreement and other subscription agreements for the aggregate subscription amounts of up to $757,800 and acting as escrow agent.

     7.1. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

     (a) The Company shall promptly secure the listing of the Company Shares upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of common stock shall be so listed.

     (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

     (c) The Company undertakes to use the proceeds of the Subscriber's funds for working capital and expenses of this offering and as further described in the Reports.

     8.   Covenants of the Company and Subscriber Regarding Idemnifications.

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

     (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.


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

     9.1.   Registration   Rights.  The  Company  hereby  grants  the  following
registration rights to holders of the Securities.

     (i) On one occasion, for a period commencing 180 days after the Closing Date, but not later than three years after the Closing Date, the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued at or about the same time in the Company's offering of 6,000,000 Company Shares (the Securities and securities issued or issuable by virtue of ownership or exercise of the Securities, and the Put Securities defined in Section 10.1(b)(i) hereof, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of a pending or effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 9.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 9.1(i) shall be limited to one registration statement.

     (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 9.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be


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

of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, the Company may withdraw any registration statement referred to in this Section 9.1 (ii) without thereby incurring any liability to the Seller. (iii) If, at the time any written request for registration is received by the Company pursuant to Section 9.1 (i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 9.1 (ii) rather than Section 9.1 (i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 9.1 (ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

     (iv) The Company shall file with the Commission within 75 days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) within two hundred and ten (210) days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 210 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than one (1) share of common stock in the aforedescribed registration statement for each Company Share subscribed for and one share of common stock for each common share issuable upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and not issued, employed or reserved for anyone other than the Subscriber. Except as disclosed to the Subscriber in writing, no equity of the Company other than the Registrable Securities and Put Securities may be included for registration in such registration statement. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

     9.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and


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

remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

     (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

     (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

     (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non- confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller,


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

underwriter, attorney, accountant or agent in connection with such registration statement.

     9.3. Provision of Documents.

     (a) At the request of the Seller, provided a demand for registration has been made pursuant to Section 9.1(i) or a request for registration has been made pursuant to Section 9.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this Section 9. In the event of a firm commitment underwritten public offering in which the Registrable Securities are so included, the lockup, if any, requested by the managing underwriter may not exceed ninety (90) days after the effective date thereof.

     (b) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 9.1(i) or 9.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     9.4. Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 9.1(i) or 9.1(ii) above is not filed within 60 days after request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 9.1(iv)], and maintained in the manner and within the time periods contemplated by Section 9 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 9.1(i) or 9.1(ii) is not filed within 60 days of such request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section 9.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within ten days of receipt by the Company of a communication from the Commission that the registration statement described in Section 9.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 9.1(i), 9.1(ii) or 9.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a


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

period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this
Section 9.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent for each thirty (30) days or part thereof, of the Purchase Price of the Company Shares as set forth on the signature page hereto, then owned of record by such holder as of the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 9.4 shall be due and payable immediately upon demand in immediately available funds.

     9.5.  Expenses.  All  expenses  incurred by the Company in  complying  with
Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, fee of one counsel, if any, to represent all the Sellers, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any.

     The Company will pay all Registration Expenses in connection with the registration statement under Section 9. All Selling Expenses in connection with each registration statement under Section 9 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

     9.6. Indemnification and Contribution.

     (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 9, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

     (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 9, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 9.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this
Section 9.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     10.1. Obligation To Purchase.

     (a) The Subscriber agrees to purchase from the Company up to the additional shares of Common Stock ("Put Stock") described on the signature page hereof for up to the aggregate consideration designated on the signature page hereof (the "Put"). The Put Stock is sometimes referred to as the "Put Securities".

     (b) The agreement to purchase the Put Stock is contingent on the following:

     (i) The timely filing of the registration statement described in Section 9.1(iv) hereof relating to all the Registrable Securities.

     (ii) No material adverse change in the Company's business or business prospects shall have occurred after the Closing Date. Material adverse change is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect.

     (iii) The non-occurrence of all of the following:

     (1) The Company breaches any material covenant, term or condition of this Subscription Agreement and such breach continues for a period of seven (7) days after written notice to the Company from the Subscriber.

     (2) Any material representation or warranty of the Company made in this Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant thereto shall be false or misleading.

     (3) The Company shall make an assignment of a substantial part of its property or business for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

     (4) Any money judgment, confession of judgment, writ or similar process shall be entered against the Company or its property or other assets for more than $50,000, and is not vacated, satisfied, bonded or stayed within 45 days.

     (5) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

     (iv) The execution and delivery to the Subscriber of a certificate signed by its chief executive officer representing the truth and accuracy of all the Company's representations and warranties contained in this Subscription Agreement as of the Put Date, and the Put Closing Date and confirming the undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the exercise of the Put.

     (v) The execution by the Company and delivery to the Subscriber of all documents reasonably necessary to memorialize the rights and obligations of each of the parties in relation to the Put.

     10.2. Exercise of Put.

     (a) The Company's right to exercise the Put expires two weeks after the filing of the registration statement described in Section 9.1(iv) of this Subscription Agreement relating to all the Registrable Securities. In the event the Company does not exercise the Put in connection with any or all of the Put Securities, the Subscriber may exercise the Put on the Company's behalf in connection with the Put Securities described on the signature page hereof, by written notice to the Company within two weeks after the end of the Put exercise period. Such notice will be deemed a Put Notice (as defined hereafter) and the Company will comply with all its obligations described herein.

     (b) The Put may be exercised by the Company by the giving to the Subscriber of a written notice of exercise ("Put Notice") during the exercise period of the Put in relation to all the subject Put Securities. The date a Put Notice is given is a Put Date. The Put Notice must be accompanied by the (i) officer's certificate described in Section 10.1(b) above; and (ii) a copy of the filed registration statement.

     (c) Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Shares in the $7,800 and $750,000 offerings to which this and other Subscription Agreements relate. The aggregate amount of all such Put Notices may not exceed $757,800.

     (d) Payment by the Subscriber in relation to a Put Notice relating to the Put must be made within seven (7) days of receipt of a Put Notice relating to the Put. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the Put Securities and items set forth in Section 10.2(b) above.

     11. (a) Right of First Refusal. Until 240 days after the effective date of the Registration Statement described in Section 9.1(iv) hereof, the Subscriber shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations. The Subscriber shall have the right during the ten (10) business days following the notice to agree to purchase an amount of Company Shares in the same proportion as being purchased in the aggregate offering to which this Subscription Agreement relates (i.e. $750,000 in the aggregate), of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten (10) business days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by the Subscriber and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Placement Agents in the same amounts as specified in the notice of sale.

     (b) Offering Restrictions. Except with respect to securities otherwise disclosed in the Reports or Other Written Information, the Company agrees not to issue any equity, convertible debt or other securities prior to 120 days after the Effective Date.

     12. Miscellaneous.

     (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Fantasy Sportsnet, Inc., 142 Mineola Avenue, Suite 2-d,

Roslyn Heights, New York 11577, telecopier number: (212) 643-1998, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

     (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The closing date for the Put shall be the date on which Subscriber funds representing the net amount due the Company from the Put Purchase Price are transmitted to or on behalf of the Company ("Put Closing Date").

     (c) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

     (d) Conflict. The parties hereto have been advised of a possible conflict of interest arising from the past and future representation by Grushko & Mittman of the Subscriber in other transactions and the current representation by Grushko & Mittman of the Company in connection with this Subscription Agreement, related matters and the registration statement described in Section 9.1(iv) hereof. The Company and Subscriber acknowledge that they have been advised by Grushko & Mittman to investigate and consider the potential impact of this conflict prior to executing this Subscription Agreement and in connection with the registration statement described in Section 9.1(iv) of this Subscription Agreement. The parties hereto consent to the representation by Grushko & Mittman of the Company in this and other matters and the representation by Grushko & Mittman of the Subscribers in other matters, and waive any conflict.

     (e) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

     (f) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (g) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     (h) Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $166,666.00

Common Shares Purchased: 666,664 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $166,666.00

Put Stock: 666,664 Common Shares (at $.25 per share)

ARCADIA MUTUAL FUND, INC. - Subscriber
55 Frederick Street
Box CB-13029
Nassau, Bahamas
Fax: 242-356-2053

By:
   -------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $166,667.00

Common Shares Purchased: 666,668 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $166,667.00

Put Stock: 666,668 Common Shares (at $.25 per share)

BERKELEY GROUP, LTD. - Subscriber
P.O. Box N-1836
Suite A096
Nassau, Bahamas
Fax: 415-449-3490

By:
   ------------------------------
     Donna Wood

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $166,667.00

Common Shares Purchased: 666,668 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $166,667.00

Put Stock: 666,668 Common Shares (at $.25 per share)

WINDSOR GROUP, LTD. - Subscriber
2159 des Laurentides Blvd., Suite 199
Laval, Quebec H7M 4M2, Canada
Fax: 604-608-2952

By:
   -----------------------------------
     Pacco Sinclair

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $75,000.00

Common Shares Purchased: 300,000 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $75,000.00

Put Stock: 300,000 Common Shares (at $.25 per share)

AUSTOST ANSTALT SCHAAN - Subscriber
7440 Fuerstentum
Lichenstein Landstrasse 163
Fax: 011-431-534532895

By:
   -------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $75,000.00

Common Shares Purchased: 300,000 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $75,000.00

Put Stock: 300,000 Common Shares (at $.25 per share)

BALMORE FUNDS S.A. - Subscriber
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262

By:
   -----------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $50,000.00

Common Shares Purchased: 200,000 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $50,000.00

Put Stock: 200,000 Common Shares (at $.25 per share)

NESHER, INC. - Subscriber
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:
   -------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $25,000.00

Common Shares Purchased: 100,000 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $25,000.00

Put Stock: 100,000 Common Shares (at $.25 per share)

TALBIYA B. INVESTMENTS LTD. - Subscriber
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:
   ---------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            FANTASY SPORTSNET, INC.

                            By:
                               -------------------------------

                            Dated: May ____, 1999

Aggregate Purchase Price: $25,000.00

Common Shares Purchased: 100,000 (at $.25 per share)

ACCEPTED: Dated as of May ____, 1999

PUT

Aggregate Put Purchase Price: $25,000.00

Put Stock: 100,000 Common Shares (at $.25 per share)

ELLIS ENTERPRISES, LTD. - Subscriber
42A Waterloo Road
London, NW2 7UF, England
Fax: 011-441-814506694

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